Exhibit 99.1

PhenixFIN Corporation Announces Fiscal Second Quarter 2025 Financial Results

NAV per share of $78.72 taking into account special dividend of $1.43 per share paid February 19, 2025

New York, NY, May 5, 2025 -- PhenixFIN Corporation (NASDAQ: PFX, PFXNZ) (the “Company”), a publicly traded business development company, today announced its financial results for the fiscal second quarter for its year ending September 30, 2025.

Highlights:

●	Second quarter total investment income of $6.0 million; net investment income of $1.0 million

●	Net asset value (NAV) of $159 million, or $78.72 per share as of March 31, 2025

●	On February 6, 2025, the Board declared a special dividend of $1.43 per share paid on February 19, 2025, to stockholders of record as of February 17, 2025

●	Weighted average yield was 11.82% on debt and other income producing investments

“In light of the broader market volatility we are pleased with another solid quarter,” stated David Lorber, Chief Executive Officer. “Also, on April 17th we closed on an extension and successful upsize of our credit facility to April 17, 2030 and $100 million, respectively. In addition, expecting reduced overall interest expense savings with our facility funding costs declining to SOFR+250 from SOFR+290. This comes at a great time given the robust opportunity set we see in the current market environment.”

Selected Second Quarter 2025 Financial Results for the Quarter Ended March 31, 2025:

Total investment income was $6.0 million of which $5.9 million was attributable to portfolio interest and dividend income, and $0.1 million was attributable to fee and other income.

Total net expenses were $5.0 million and total net investment income was $1.0 million.

The Company recorded a net realized loss of $1.1 million and a net unrealized loss of $0.5 million.

Portfolio and Investment Activities for the Quarter Ended March 31, 2025:

The fair value of the Company's investment portfolio totaled $286.8 million and consisted of 36 portfolio companies.

The Company had certain investments in 2 portfolio companies on non-accrual status with a fair market value of $1.4 million.

Liquidity and Capital Resources:

As of March 31, 2025, the Company had $8.7 million in cash and cash equivalents, $59.2 million in aggregate principal amount of its 5.25% unsecured notes due 2028 and $79.6 million outstanding under the Credit Facility (prior to its upsizing).

ABOUT PHENIXFIN CORPORATION

PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We completed our initial public offering and commenced operations on January 20, 2011. The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Effective January 1, 2021, the Company operates under an internalized management structure.

 Safe Harbor Statement and Other Disclosures

This press release contains “forward-looking” statements. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to execute on its strategic initiatives, deliver value to shareholders, increase investment activity, increase net investment income, reduce interest expenses, implement its investment strategy and achieve its investment objective, source and capitalize on investment opportunities, grow its net asset value per share and perform well in the prevailing market environment, the ability of our portfolio companies, including National Security Group, Inc. to perform well and generate income and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

Past performance is not a guarantee of future results. The press release contains unaudited financial results. For ease of review, we have excluded the word "approximately" when rounding the results. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION

Consolidated Statements of Assets and Liabilities

	March 31, 2025	September 30, 2024
	(Unaudited)
Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $149,358,044 and $143,179,354 respectively)	$150,403,826	$142,233,426
Affiliated investments (amortized cost of $20,572,531 and $20,564,242, respectively)	13,777,521	14,750,785
Controlled investments (amortized cost of $150,553,974 and $97,016,429, respectively)	122,661,590	70,931,647
Total Investments at fair value	286,842,937	227,915,858
Cash and cash equivalents	8,689,461	67,571,559
Receivables:
Interest receivable	1,060,559	1,313,598
Other receivable	16,640	65,838
Dividends receivable	-	23,468
Deferred tax asset, net	557,463	887,099
Other assets	435,617	1,066,323
Deferred financing costs	419,172	760,680
Receivable for investments sold	2,328,555	2,955,775
Due from Affiliate	257,852	90,500
Prepaid share repurchase	101,115	101,115
Total Assets	$300,709,371	$302,751,813

Liabilities:
Credit facility and notes payable (net of debt issuance costs of $1,326,546 and $1,510,815, respectively)	$137,434,952	$135,723,636
Accounts payable and accrued expenses	2,937,872	5,570,150
Interest and fees payable	1,078,676	768,043
Other liabilities	223,362	294,063
Due to Affiliate	46,995	88,148
Total Liabilities	141,721,857	142,444,040

Commitments and Contingencies (see Note 8)

Net Assets:
Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,723,709 shares issued; 2,019,778 and 2,019,778 common shares outstanding, respectively	2,020	2,020
Capital in excess of par value	704,909,588	704,909,588
Total distributable earnings (loss)	(545,924,094)	(544,603,835)
Total Net Assets	158,987,514	160,307,773
Total Liabilities and Net Assets	$300,709,371	$302,751,813

Net Asset Value Per Common Share	$78.72	$79.37

PHENIXFIN CORPORATION

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2025	2024	2025	2024
Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$2,957,380	$1,950,898	$5,950,065	$4,633,041
Payment in-kind	263,784	90,530	618,465	181,204
Affiliated investments:
Cash	-	276,484	-	732,176
Controlled investments:
Cash	626,790	294,028	1,214,985	580,266
Payment in-kind	-	118,864	-	268,831
Total interest income	3,847,954	2,730,804	7,783,515	6,395,518
Dividend income
Non-controlled, non-affiliated investments	378,232	669,359	974,530	1,797,891
Affiliated investments	111,736	-	254,231	-
Controlled investments	1,580,616	982,903	2,979,966	1,868,097
Total dividend income	2,070,584	1,652,262	4,208,727	3,665,988
Interest from cash and cash equivalents	45,812	199,266	104,753	240,374
Fee income (see Note 9)	29,673	76,517	40,737	78,625
Other income	25,000	-	97,774	22
Total Investment Income	6,019,023	4,658,849	12,235,506	10,380,527

Expenses:
Interest and financing expenses	2,578,963	1,567,352	5,124,774	3,109,413
Salaries and benefits	1,185,054	1,524,508	2,213,671	2,949,500
Professional fees, net	577,965	343,150	995,978	700,704
Directors fees	204,000	187,500	408,000	375,000
Administrator expenses (see Note 6)	112,829	57,550	197,184	135,402
Insurance expenses	86,498	96,694	174,919	194,450
General and administrative expenses	307,739	310,776	529,532	635,837
Total expenses	5,053,048	4,087,530	9,644,058	8,100,306
Net Investment Income	965,975	571,319	2,591,448	2,280,221

Realized and unrealized gains (losses) on investments
Net realized gains (losses):
Non-controlled, non-affiliated investments	(1,065,013)	200,754	103,657	430,558
Affiliated investments	-	(1,991,456)	-	(1,991,456)
Total net realized gains (losses)	(1,065,013)	(1,790,702)	103,657	(1,560,898)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	1,183,172	1,796,767	1,991,710	3,161,010
Affiliated investments	(92,367)	2,282,655	(981,553)	4,713,918
Controlled investments	(1,558,264)	2,512,263	(1,807,602)	1,311,890
Total net change in unrealized gains (losses)	(467,459)	6,591,685	(797,445)	9,186,818
Deferred tax benefit (expense), net	(329,636)	-	(329,636)	-
Total realized and unrealized gains (losses)	(1,862,108)	4,800,983	(1,023,424)	7,625,920

Net Increase (Decrease) in Net Assets Resulting from Operations	$(896,133)	$5,372,302	$1,568,024	$9,906,141
Weighted average basic and diluted earnings per common share	$(0.44)	$2.62	$0.78	$4.81
Weighted average common shares outstanding - basic and diluted (see Note 11)	2,019,778	2,048,622	2,019,778	2,060,723

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